UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2007
ENERGY WEST, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana	59401

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to Form 8-K (“Amendment No. 1”) amends and restates the original Current Report on Form 8-K filed April 2, 2007 (the “Original Form 8-K”) to add the pro forma financial information called for in Item 9.01(b), “Pro forma financial information.” The Original Form 8-K is amended and restated in its entirety by this Amendment No. 1. Other than Item 9.01(b), “Pro forma financial information,” no other changes are being made to the Original Form 8-K.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Effective 12:01 a.m. on April 1, 2007, Energy West, Incorporated completed the sale to SemStream, L.P., a Delaware limited partnership, of all of its propane-related assets and operations in the State of Arizona. The transaction covered the assets and business operations associated with a regulated propane gas distribution system operated in the cities and outlying areas of Payson, Pine, and Strawberry, Arizona, as well as certain assets and operations associated with non-regulated propane business operations in the same geographic area. The sale price for the assets and business operations was $15,000,000 plus net working capital, subject to final post-closing working capital adjustments.
The assets involved in the sale, the nature and amount of the consideration received by the registrant for the assets and the terms of the transaction are more fully described in the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of July 17, 2006, by and between Energy West, Incorporated and Energy West Propane, Inc., each entity being a Montana corporation, and SemStream, L.P., a Delaware limited partnership, which was filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated July 20, 2006. The Asset Purchase Agreement is incorporated by reference into this Item 2.01.
SemStream, L.P., a subsidiary of SemGroup, L.P., provides natural gas liquids supply, marketing, storage and terminal services through 11 privately owned propane terminals. SemStream is based in Tulsa, Oklahoma.
Item 7.01. Regulation FD Disclosure.
The registrant issued a press release announcing the completion of the sale of the registrants’ Arizona propane-related assets and operations, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.
(b)	Pro forma financial information.
As required by Regulation S-X section 210.11-02, the following pro-forma balance sheet as of March 31, 2007 was computed assuming the sale of propane assets was consummated at the end of the period ending March 31, 2007. As such, it includes the reduction of assets and liabilities for those net assets sold, an increase in accrued taxes for the tax expense associated with the gain on sale, an increase in cash for proceeds of sale, a decrease in long-term debt for the debt retired with proceeds from the sale as well as a reduction in the associated unamortized debt issue costs, and an increase in retained earnings for the gain on sale, net of tax.
As required by Regulation S-X section 210.11-02, The income statement does not include material nonrecurring charges for credits and related tax effects which will result directly from this transaction. These will be included in Energy West consolidated income for the period ending June 30, 2007. These costs include broker fees related to the transaction, as well as outside service fees incurred related to the sale of assets. We estimate the total of these costs to be included in our June 30, 2007 consolidated income to be approximately $775,000. The tax effect of the gain on sale of these assets is estimated to be approximately $2.2 million. The gain on sale to be recognized during our fourth quarter fiscal 2007 is estimated to be approximately $5.5 million.

ENERGY WEST INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AT MARCH 31, 2007
UNAUDITED

	Consolidated			Pro Forma
	Before	Pro Forma	footnote	Consolidated
	Adjustments	Adjustments	reference	Balance Sheet

ASSETS
Current assets:
Cash	$1,147,704	$13,205,745	(1)	$14,353,449
Accounts Receivable	7,255,898	(1,481,792)	(2)	5,774,107
Accrued Gas Receivables	1,922,043	(348,004)	(2)	1,574,040
Derivative Assets	107,975			107,975
Gas Inventory	1,495,894	(820,844)	(2)	675,050
Materials and Supplies	571,524	(177,415)	(2)	394,110
Prepayments	341,754	(54,381)	(2)	287,373
Deferred Purchased Gas Costs	2,003,449	(458,769)	(2)	1,544,680

Total Current Assets	14,846,241	9,864,541		24,710,783

Property, Plant and Equipment, Net	39,553,772	(9,183,369)	(2)	30,370,404
Other Assets	3,610,616	(335,684)	(3)	3,274,932
Deferred Charges	594,221	(189,126)	(2)	405,095

TOTAL ASSETS	$58,604,851	$156,363		$58,761,214

LIABILITIES AND INVESTMENT
Current Liabilities:
Long Term Debt (Due Within One Year)	$1,060,000			$1,060,000
Accounts Payable	6,053,475	$(200,762)	(2)	5,852,713
Derivative Liabilities	63,039			63,039
Interest Accrued	382,523			382,523
Accrued Income Taxes	111,214	2,279,140	(6)	2,390,354
Deferred Income Tax Payable — Current	431,964			431,964
Accrued and Other Current Liabilities	3,106,782	(101,363)	(2)	3,005,419

Total Current Liabilities	11,208,997	1,977,014		13,186,011

Other Obligations
Unamortized Investment Credit	276,424			276,424
Deferred Federal Income Taxes	5,529,869			5,529,869
Other Long Term Liabilities	4,703,781	(634,180)	(2)	4,069,601

Total	10,510,074	(634,180)		9,875,894

Long Term Debt	15,218,333	(4,833,333)	(4)	10,385,000

Equity:
Common Stock	450,293			450,293
Capital in Excess of Par Value	8,189,733			8,189,733
Retained Earnings	13,027,420	3,646,861	(5) & (3)	16,674,282

Total Equity	21,667,447	3,646,861		25,314,308

TOTAL LIABILITIES AND INVESTMENT	$58,604,851	$156,363		$58,761,214

(1)	To record cash proceeds from sale of assets less payoff of $4,833,333 long-term debt.

(2)	To record sale of propane assets and liabilities.

(3)	To record write-off of debt issue cost of $335,684 associated with payoff of long-term debt.

(4)	To record payoff of long term debt with proceeds of sale.

(5)	To record net increase in retained earnings from gain on sale.

(6)	To record income taxes accrued for gain on sale.

ENERGY WEST, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — PRO FORMA
For the Year Ended June 30, 2006
UNAUDITED

				Pro Forma
	Consolidated	Pro Forma	footnote	Consolidated
	Income	Adjustments	reference	Income
REVENUES:
Natural gas operations	$55,744,531			$55,744,531
Propane operations	9,582,600	$(9,538,206)	(1)	44,394
Gas and electric—wholesale	18,539,793			18,539,793
Pipeline operations	411,237			411,237

Total revenues	84,278,161	(9,538,206)		74,739,955

COST OF SALES:
Gas purchased	49,379,651	(5,926,685)	(1)	43,452,966
Gas and electric—wholesale	16,989,654			16,989,654

Total cost of sales	66,369,305	(5,926,685)		60,442,620

GROSS MARGIN	17,908,856	(3,611,521)		14,297,335

EXPENSES:
Distribution, general, and administrative	8,219,283	(1,294,976)	(1)	6,924,307
Maintenance	624,085	(119,414)	(1)	504,671
Depreciation and amortization	2,183,740	(512,093)	(1)	1,671,647
Taxes other than income	1,614,684	(161,309)	(1)	1,453,375

Total expenses	12,641,792	(2,087,792)		10,554,000

OPERATING INCOME	5,267,064	(1,523,729)		3,743,335

OTHER INCOME	504,342	(113,665)	(1)	390,677

INTEREST (EXPENSE)	(2,080,030)	1,126,568	(2)	(953,462)

INCOME BEFORE INCOME TAXES	3,691,376	(510,826)		3,180,550

INCOME TAX (EXPENSE)	(1,374,706)	196,464	(3)	(1,178,242)

NET INCOME	$2,316,670	$(314,362)		$2,002,308

NET INCOME PER COMMON SHARE:
Basic	$0.79	$(0.11)		$0.68
Diluted	$0.79	$(0.11)		$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,924,512	2,924,512		2,924,512
Diluted	2,948,046	2,948,046		2,948,046

(1) To record the revenue and expenses associated with the sale of Propane assets and liabilities.
(2) Reconciliation of change in interest:
proceeds from sale	$18,039,078
Less: additional tax paid on sale transaction	(4,000,000)
Less: long-term debt payoff	(4,833,333)

cash remaining for investments	$9,205,745

interest on investment at 5.25%	362,476
interest savings for amortizatin of debt issue costs	167,842
interest savings on line of credit, ave. $3.5m @ 8.75%	306,250
interest savings on long-term debt at 8%	290,000

change in interest	$1,126,568

(3) To record income tax expense at 38.46% effective rate.

ENERGY WEST, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — PRO FORMA
Nine Months Ended March 31, 2007
UNAUDITED

				Pro Forma
	Consolidated	Pro Forma	footnote	Consolidated
	Income	Adjustments	reference	Income

REVENUES:
Natural gas operations	$38,243,199			$38,243,199
Propane operations	10,298,206	(10,266,377)	(1)	31,829
Gas and electric—wholesale	9,476,817			9,476,817
Pipeline operations	293,277			293,277

Total revenues	58,311,499	(10,266,377)		48,045,122

COST OF SALES:
Gas purchased	34,934,150	(6,905,881)	(1)	28,028,269
Gas and electric—wholesale	7,675,841			7,675,841

Total cost of sales	42,609,991	(6,905,881)		35,704,110

GROSS MARGIN	15,701,508	(3,360,496)		12,341,012

EXPENSES:
Distribution, general, and administrative	6,117,072	(1,088,563)	(1)	5,028,509
Maintenance	478,622	(84,644)	(1)	393,978
Depreciation and amortization	1,634,611	(365,489)	(1)	1,269,122
Taxes other than income	1,410,521	(119,841)	(1)	1,290,680

Total expenses	9,640,826	(1,658,537)		7,982,289

OPERATING INCOME	6,060,682	(1,701,959)		4,358,723

OTHER INCOME	223,250	(51,288)	(1)	171,962

INTEREST (EXPENSE)	(1,518,809)	1,008,045	(2)	(510,764)

INCOME BEFORE INCOME TAXES	4,765,123	(745,202)		4,019,921

INCOME TAX (EXPENSE)	(1,760,573)	286,605	(3)	(1,473,968)

NET INCOME	$3,004,550	$(458,597)		$2,545,953

NET INCOME PER COMMON SHARE:
Basic	$1.01	$(0.15)		$0.86
Diluted	$1.01	$(0.15)		$0.86

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,960,297	2,960,297		2,960,297
Diluted	2,988,293	2,988,293		2,988,293

(1) To record the revenue an expense associated with the sale of Propane assets and liabilities.
(2) Reconciliation of change in interest:
proceeds from sale	$18,039,078
Less: additional tax paid on sale transaction	(4,000,000)
Less: long-term debt payoff	(4,833,333)

cash remaining for investments	$9,205,745

interest on investment at 5.25%	362,476
interest savings for amortization of debt issue costs	125,881
interest savings on line of credit, ave. $3.5m @ 8.75%	229,688
interest savings on long-term debt at 8%	290,000

change in interest	$1,008,045

(3) To record income tax expense at 38.46% effective rate.

(d)	Exhibits.

Exhibit No.	Item	Filing Status

10.1
Asset Purchase Agreement, dated as of July 17, 2006, by and between Energy West, Incorporated and Energy West Propane, Inc., each entity being a Montana corporation, and SemStream, L.P., a Delaware limited partnership, incorporated herein by reference to Exhibit 10.1, filed with the registrant’s Current Report on Form 8-K filed July 20, 2006.
Filed

99.1	Press Release, dated April 2, 2007	Furnished

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED
Dated: May 14, 2007	By:	/s/ David A. Cerotzke
David A. Cerotzke
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Item
10.1	Asset Purchase Agreement, dated as of July 17, 2006, by and between Energy West, Incorporated and Energy West Propane, Inc., each entity being a Montana corporation, and SemStream, L.P., a Delaware limited partnership, incorporated herein by reference to Exhibit 10.1, filed with the registrant’s Current Report on Form 8-K filed July 20, 2006. (Filed)
99.1	Press Release, dated April 2, 2007 (Furnished and not filed)